Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Four Oaks Fincorp, Inc.
Four Oaks, North Carolina

We consent to the incorporation by reference in this registration statement on Form S-8 of Four Oaks Fincorp, Inc. of our report dated March 28, 2013 with respect to the consolidated financial statements of Four Oaks Fincorp, Inc., as of December 31, 2012 and 2011 and for each of the years then ended, which report appears in the Four Oaks Fincorp, Inc. 2012 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
March 28, 2013